UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2005

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction

(Commission

		(IRS Employer

of incorporation)

	File Number)

		Identification No.)

7601 Penn Avenue South

Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 14, 2005, James C. Wetherbe notified Best Buy Co., Inc.’s Chairman of the Board that he will not stand for re-election at the registrant’s 2006 Regular Meeting of Shareholders scheduled for June 21, 2006. Dr. Wetherbe intends to serve the remainder of his term as a director through the date of the 2006 Regular Meeting of Shareholders. The registrant’s Board of Directors intends to conduct a search for a new director candidate and will post specific criteria regarding the open position on its web site as soon as practicable.  Subject to the timely identification of a qualified candidate, the Board intends to nominate a candidate for election at the 2006 Regular Meeting of Shareholders.

Dr. Wetherbe has served as a director since July 1993. He currently serves as a member of the Board’s Nominating, Corporate Governance and Public Policy Committee and chairs regular Board strategic planning sessions. Dr. Wetherbe said he had no disagreements with the registrant.

The Board of Directors accepted Dr. Wetherbe’s decision and thanked him for his thoughtful leadership over the past twelve and a half years.

Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 19, 2005	/s/ James L. Muehlbauer
James L. Muehlbauer
Senior Vice President – Finance